Exhibit 3

Joint Filing Agreement

In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D with respect to the common units representing limited partner interests in Genesis Energy, L.P. This Joint Filing Agreement shall be included as an exhibit to such filing or filings. In evidence thereof, each of the undersigned, being duly authorized where appropriate, hereby executes this Joint Filing Agreement as of this 18th day of July, 2008.

FARGO PETROLEUM, L.L.C.

By:	/s/ Steven K. Davison
Name:	Steven K. Davison
Title:	Manager

FARGO TRANSPORT, INC.

By:	/s/ James E. Davison, Jr.
Name:	James E. Davison, Jr.
Title:	President

ARKANSAS TRANSPORT COMPANY, INC.

By:	/s/ Steven K. Davison
Name:	Steven K. Davison
Title:	President

TERMINAL SERVICE, INC.

By:	/s/ James E. Davison, Jr.
Name:	James E. Davison, Jr.
Title:	President

OUACHITA OIL AND STORAGE, INC.

By:	/s/ James E. Davison, Sr.
Name:	James E. Davison, Sr.
Title:	President

JAMES E. DAVISON, SR.

/s/ James E. Davison, Sr.

JAMES E. DAVISON, JR.

/s/ James E. Davison, Jr.

STEVEN K. DAVISON

/s/ Steven K. Davison

TODD A. DAVISON

/s/ Todd A. Davison